                                                                   EXHIBIT 10.15

                                AMENDMENT NO. 1

                                      TO

                        EXECUTIVE EMPLOYMENT AGREEMENT

     This Amendment No. 1 to Executive Employment Agreement (this "Amendment") between Wyndham International, Inc., a Delaware corporation ("Employer"), and James D. Carreker ("Executive") is made as of March 27, 2000, but effective as of the time set forth in paragraph 7 below (the "Effective Time"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in that certain Executive Employment Agreement dated as of August 18, 1999 but effective as of April 19, 1999 between Employer and Executive (the "Employment Agreement").

                                  WITNESSETH

     WHEREAS, Executive presently serves as the Chairman and Chief Executive Officer of Employer pursuant to the terms of the Employment Agreement; and

     WHEREAS, the parties hereto desire to amend the terms of the Employment Agreement as provided herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

1.   Amendment to Paragraph 2

     The first sentence of paragraph 2 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

     "During the Period of Employment, Executive shall serve as Chairman of the Board of Employer, reporting to the Board. As Chairman of the Board, Executive shall preside at all meetings of the stockholders of Employer and of the Board and shall have such other powers and duties as Executive and Employer may mutually agree. Upon execution of this Amendment, Executive shall deliver a letter to the Board informing the Board that he intends to continue to serve on the Executive Committee of the Board, but shall no longer participate as an ex-officio member of the Audit, Compensation or Capital Commitments Committees of the Board, unless requested by the Board to do so."

2.   Amendments to Paragraph 3

     (a) The third sentence of subparagraph 3(b) of the Employment Agreement is hereby amended and restated in its entirety as follows:

          " "Employer EBITDA Achievement" is the degree to which the annual budget established by Employer for earnings before interest, taxes, depreciation and amortization is achieved, provided, however, in no event shall the measurement of Employer EBITDA Achievement for Executive differ from the measurement of

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          Employer EBITDA Achievement used to determine incentive compensation payable to the Chief Executive Officer of Employer."

     (b) Subparagraph 3(l) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

          "(l) Office Space. During the Period of Employment and/or the time period provided for in subparagraph 8(d)(2)(aa), at the option of either the Executive or Employer, Executive's office space may be located at premises other than Employer's primary offices, provided such location and office space is reasonably acceptable to Executive and Employer."

3.   Amendments to Paragraph 7

     Subparagraph 7(e) of the Employment Agreement is amended by inserting the following at the beginning of clause (E) of the first sentence thereof:

          "except as permitted by subparagraph 3(1) of this Agreement,"

     Subparagraph 7(e) of the Employment Agreement is further amended by adding the following to the end of such subparagraph:

     "In addition to the foregoing provisions of this subparagraph 7(e), Executive may at any time prior to the first anniversary of the Effective Time of this Amendment, elect to terminate his employment hereunder for any reason by delivering to Employer prior to such first anniversary a Notice of Termination specifying such election, and such election shall constitute "Good Reason" for all purposes of this Agreement."

4.   Amendment to Paragraph 8

     The second and third sentences of subparagraph 8(d) of the Employment Agreement are amended and restated in their entirety as follows:

     "Upon the Date of Termination, all unvested stock options and stock based grants shall immediately vest and become exercisable, and Executive shall have one (1) year from the Date of Termination, or the remaining option term (not to exceed four (4) years), if later, to exercise the stock options. For a period of three (3) years following the Date of Termination, Employer shall (a) pay such health insurance premiums as may be necessary to allow Executive and Executive's spouse and other dependents to receive health insurance coverage substantially similar to coverage they received prior to the Date of Termination; (b) pay all membership dues and assessments (but not charges for goods and services) incurred by Executive with respect to his country club membership at Preston Trails Golf Club or its equivalent selected by Executive, (c) provide Executive with a company car or allowance therefor, which car or allowance shall be for, or sufficient for, a BMW 750i or equivalent selected by Executive; (d) pay premiums on, and maintain in effect during such three year period, a life insurance policy on the life of Executive in an amount of not less than $2,000,000.00, with the beneficiary of such policy being designated by Executive; and (e) pay such long-term disability insurance

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     premiums as may be necessary to allow Executive to receive long-term disability insurance coverage during such three-year period substantially similar to the coverage he received prior to the Date of Termination pursuant to subparagraph 3(j) hereof."

5.   Amendment to Paragraph 13

     The second sentence of subparagraph 13(d) is amended by adding the following to the end of such sentence:

     "provided, however, that if Executive terminates his employment for Good Reason or Employer terminates Executive's employment without Cause, then the due date of any loans made pursuant to the Master Note that are outstanding on the Date of Termination shall be extended by two years, provided that there shall not be any Event of Default (as defined in the Master Note) on the Date of Termination."

6.   Endorsements to Notes

     Upon effectiveness of this Amendment, Employer and Executive shall execute endorsements in the forms attached hereto as Exhibits A and B, respectively, to the Amended Original Note and the Master Note and shall attach such endorsements to the respective notes. Upon such execution and attachment, all references in the Employment Agreement to the Amended Original Note and the Master Note shall be deemed to include the amendments to such notes as provided in the endorsements.

7.   Effective Time

     This Amendment shall be subject to and become effective upon execution following approval of this Amendment by the Board.

8.   Press Releases

     Employer shall not issue any press release relating to the change in Executive's position as provided in this Amendment No. 1 without the prior approval of Executive, which approval shall not be unreasonably withheld.

     IN WITNESS WHEREOF, the parties have executed this Agreement, as of the date first written above, to be effective as of the Effective Time.

                            WYNDHAM INTERNATIONAL, INC.


                            By:  /S/ CARLA S. MORELAND
                                 -----------------------------------------------
                               Its:  Executive Vice President - General Counsel
                                     -------------------------------------------


                            /S/ JAMES D. CARREKER
                            ----------------------------------------------------
                            James D. Carreker

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                                                                       Exhibit A

                             AMENDED ORIGINAL NOTE

                               ENDORSEMENT NO. 1

                                                                  March 27, 2000


     That certain Amended Original Note No Personal Liability Nonrecourse Promissory Note ("Amended Original Note") dated April 19, 1999 made by James D. Carreker payable to Wyndham International, Inc., a Delaware corporation, in the original principal amount of $5,769,861.00, to which this Amended Original Note Endorsement No. 1 is attached, is hereby amended as follows:

     1.   Amendment to Paragraph 1(b). Paragraph 1(b) of the Amended Original
          Note is hereby amended and restated in its entirety as follows:

          "(b) Employment Agreement. The term "Employment Agreement" shall mean the Executive Employment Agreement between Maker and Payee, as amended by Amendment No. 1 thereto effective as of the date of this Amended Original Note Endorsement No. 1."

     2. Amendment to Paragraph 3. Paragraph 3 of the Amended Original Note is hereby amended by adding the following to the end of such paragraph:

          "Notwithstanding the foregoing, if Maker shall terminate his employment with Payee for "Good Reason" (as such term is defined in subparagraph 7(e) of the Employment Agreement) pursuant to the last sentence of subparagraph 7(e) of the Employment Agreement, then (a) this Note shall remain due and payable on demand through the third anniversary of the Date of Termination, and (b) provided that demand has not been made prior to such third anniversary and provided that an Event of Default does not thereafter occur, then the principal balance and accrued interest on this Note shall become due and payable on April 19, 2006. Notwithstanding the foregoing, if at any time there shall occur an Event of Default, Payee, at its option, shall have the right to accelerate the maturity of the entire unpaid principal balance and accrued interest on this Note as provided in paragraph 5 below."


                          /S/ JAMES D. CARREKER
                          ------------------------------------------------------
                          James D. Carreker



                          WYNDHAM INTERNATIONAL, INC.

                          By:  /S/ CARLA S. MORELAND
                               -------------------------------------------------
                               Its:  Executive Vice President - General Counsel
                                     -------------------------------------------
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                                                                       Exhibit B
                         MASTER NOTE ENDORSEMENT NO. 1



                                                                  March 27, 2000


     That certain Master Note ("Master Note") made by James D. Carreker payable to Wyndham International, Inc., a Delaware corporation, to which this Master Note Endorsement No. 1 is attached, is hereby amended as follows:

     1. Amendment to Paragraph 1(c). Paragraph 1(c) of the Master Note is hereby amended and restated in its entirety as follows:

               "(c) Employment Agreement. The term "Employment Agreement" shall mean the Executive Employment Agreement made as of August 18, 1999, between Maker and Payee, as amended by Amendment No. 1 thereto effective as of the date of this Master Note Endorsement No. 1."

     2. Amendment to Paragraph 3. Paragraph 3 of the Master Note is hereby amended by inserting the following sentence after the first sentence of such paragraph:

          "Notwithstanding the foregoing, if (a) Maker shall terminate his employment with Payee for "Good Reason" (as such term is defined in subparagraph 7(e) of the Employment Agreement) or Payee shall terminate Maker's employment without "Cause" (as such term is defined in subparagraph 7(c) of the Employment Agreement) and (b) at the Date of Termination (as defined in the Employment Agreement) there shall not be any Event of Default (as defined in paragraph 4 below), then the date on which the entire principal balance and accrued interest on this Note shall become due and payable shall be extended to the sixth anniversary of the date of the concerned principal advance, rather than the fourth anniversary thereof as set forth in the preceding sentence."


                          /S/ JAMES D. CARREKER
                          ------------------------------------------------------
                          James D. Carreker



                          WYNDHAM INTERNATIONAL, INC.

                          By:  /S/ CARLA S. MORELAND
                               -------------------------------------------------
                               Its:  Executive Vice President - General Counsel
                                     -------------------------------------------